EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333-135709 on Form S-8 pertaining to the CoStar Group, Inc. Employee Stock Purchase Plan,
(2)	Registration Statement Number 333-206929 on Form S-8 pertaining to the CoStar Group, Inc. Amended and Restated Employee Stock Purchase Plan,
(3)	Registration Statement Number 333-143968 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended,
(4)	Registration Statement Number 333-167424 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended,
(5)	Registration Statement Number 333-182377 on Form S-8 pertaining to the CoStar Group, Inc. 2007 Stock Incentive Plan, as amended,
(6)	Registration Statement Number 333-212278 on Form S-8 pertaining to the CoStar Group, Inc. 2016 Stock Incentive Plan,
(7)	Registration Statement Number 333-220607 on Form S-3 of CoStar Group, Inc. and
(8)	Registration Statement Number 333-223230 on Form S-8 pertaining to the CoStar Group, Inc. Management Stock Purchase Plan

of our reports dated February 26, 2020, with respect to the consolidated financial statements and schedule of CoStar Group, Inc. and the effectiveness of internal control over financial reporting of CoStar Group, Inc., included in this Annual Report (Form 10-K) of CoStar Group, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Tysons, Virginia

February 26, 2020